Exhibit 99.2

DIAMOND S SHIPPING INC. 33 BENEDICT PLACE GREENWICH, CT 06830 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Daylight Time on July 12, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DSSI2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Daylight Time on July 12, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D55725-S25275 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DIAMOND S SHIPPING INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. Merger Proposal - To authorize and approve the Agreement and Plan of Merger, dated as of March 30, 2021, by and among International Seaways, Inc., Dispatch Transaction Sub, Inc. and Diamond S, such agreement is referred to as the merger agreement and such proposal is referred to as the Diamond S merger proposal; 2. Merger-Related Compensation Proposal - To approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Diamond S’ named executive officers in connection with the merger contemplated by the merger agreement; and 3. The Adjournment Proposal - To approve the adjournment of the Diamond S Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Diamond S Special Meeting to approve the Diamond S merger proposal. You may attend the Special Meeting via the Internet and vote during the Special Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com D55726-S25275 DIAMOND S SHIPPING INC. Special Meeting of Shareholders July 13, 2021 10:00 AM EDT This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Craig H. Stevenson, Jr., Chief Executive Officer, President and Director and Anoushka Kachelo, General Counsel and Secretary, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of DIAMOND S SHIPPING INC. that the shareholder(s) is/ are entitled to vote at the Special Meeting of Shareholders to be held as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/DSSI2021SM at 10:00 AM EDT on July 13, 2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side